Exhibit 5.1

July 15, 2015

To:

NeuroDerm Ltd.

Ruhrberg Science Building

3 Pekeris St.

Rehovot 7670212, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for NeuroDerm Ltd., an Israeli company (the “Company”), in connection with an underwritten public offering by the Company, contemplating (i) the issuance and sale by the Company of 3,934,520 ordinary shares, nominal value NIS 0.01 per share (“Ordinary Shares”) of the Company (the “Offering Shares”); and (ii) the potential issuance and sale by the Company of 590,178 additional Ordinary Shares (the “Additional Shares” and collectively with the Offering Shares, the “Shares”) that are subject to an option to purchase additional shares granted by the Company to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). This opinion relates to 683,698 of the Shares (the “Upsized Shares”), the offer, issuance and sale of which are being registered on the date hereof pursuant to a registration statement on Form F-1 filed by the Company with the SEC pursuant to Rule 462(b) and to which this opinion is attached as an exhibit (the “Additional Registration Statement”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of registration statement on Form F-1 (File No. 333-205490) filed by the Company with the SEC on July 2, 2015 in connection with the Offering (as amended through the date hereof, the “Original Registration Statement”), (ii) the Additional Registration Statement (which we refer to, together with the Original Registration Statement, as the “Registration Statements”); (iii) a copy of the articles of association of the Company, as amended and as in effect as of the date hereof; (the “Articles”); (iv) resolutions of the board of directors of the Company (the “Board”) and the audit and pricing committees thereof that have approved the filing of the Registration Statements, the issuance and sale of the Shares and the other actions to be taken in connection with the Offering; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Upsized Shares have been duly authorized, and, upon payment to the Company of the consideration therefor in such amount and form as shall be determined by the Board or an authorized committee thereof, and when issued and sold in the Offering as described in the Registration Statements, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Original Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statements that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal

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